Exhibit 99.1

ASSET PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

ROBOTIC VISION SYSTEMS, INC.

AND

RVSI ACQUISITIONS, LLC

AS OF MARCH 3, 2005

ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of this 3rd day of March, 2005, by and between RVSI Acquisitions, LLC, a Delaware limited liability company (“Buyer”), and Robotic Vision Systems, Inc., a Delaware corporation (“Seller”).

RECITALS

WHEREAS, Seller has filed a voluntary petition (the “Bankruptcy Petition”) for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”), Case No. 04-14151-JMD (the “Bankruptcy Case”); and

WHEREAS, subject to the approval of the Bankruptcy Court, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the properties, assets, business operations and goodwill of Seller’s Semiconductor Equipment Group division (“SEG”) that are specified herein; and

WHEREAS, defined terms used in this Agreement have the meanings ascribed to them by definition in Section 14.1.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1	SALE AND PURCHASE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES

1.1    Agreement to Sell and Purchase.

Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to and cause the same to be vested in Buyer, free and clear of all Liens and Liabilities (unless otherwise agreed to in writing by Buyer) other than Permitted Liens and Assumed Liabilities, and Buyer shall purchase from Seller, the Purchased Assets.

1.2    Purchased Assets.

For purposes of this Agreement, “Purchased Assets” means all of the right, title, benefit and interest of Seller in the assets, properties, goodwill and rights used in the operation of the Business as the same exist as of the Closing Date, including, without limitation:

(a) the furniture, fixtures, furnishings, vehicles, machinery, computers, equipment (mobile or otherwise), tools, office materials and other tangible property of Seller that are listed on Schedule 1.2(a);

(b) Seller’s interests in those Contracts that are listed on Schedule 1.2(b) (the “Assumed Contracts”), as modified in accordance with Section 7.7 hereof;

(c) all Purchased Accounts Receivable as of the Closing Date including, without limitation, the receivables existing on the date hereof as identified on Schedule 1.2(c);

(d) all of Seller’s inventory used for the Business as of the Closing Date consisting of: (i) the inventory set forth on Schedule 1.2(d) under the heading “Used Within Year 1” (the “Current Inventory”); and (ii) all inventory set forth on Schedule 1.2(d) that is not Current Inventory (the “Long-Term Inventory” and, together with the Current Inventory, the “Inventory”);

(e) [INTENTIONALLY OMITTED];

(f) Seller’s lists, data and information pertaining to clients and suppliers of SEG, trade correspondence, data storage tapes, copies of Purchased Accounts Receivable ledgers, documents relating to invoices and all shipping records, in each case, that is used in the Business and that relate to the Purchased Assets;

(g) the patents, computer software (to the extent transferable) and intellectual property that are listed on Schedule 1.2(g), including, without limitation, Seller’s right, title and interest in and to the trademark “RVSI” and the corporate name “Robotic Vision Systems, Inc.” and all related trade names, trademarks, identifying logos or service marks (collectively, the “RVSI Marks”), subject to the Trademark License to be granted by Buyer to Seller as described in Section 7.10 (collectively, the “Intellectual Property Rights”);

(h) all Seller’s books, records, accounts, checks, payment records, personnel files, Tax records (including payroll, unemployment, real estate and other Tax records) and other similar books, records and information relating to the Business and SEG as maintained by Seller (the “Records”); provided, however, if Seller is required by Applicable Law to retain any Records, Seller shall retain such records and provide Buyer with copies of such Records subject, however, to any requirements of Applicable Law regarding employee consent to disclosure of confidential employee records and to any other Applicable Law requiring the confidentiality of such Records;

(i) Prepayments for all Assumed Contracts which Prepayments are set forth on Schedule 1.2(i), which Schedule shall be prepared by Seller and delivered to Buyer on or prior to the Closing Date and shall be in form and substance satisfactory to Buyer;

(j) licenses, permits and approvals owned by Seller and required to operate the Business, to the extent that they are transferable;

(k) all third party warranties and guaranties with respect to any of the Purchased Assets to the extent that they are transferable;

(l) the sole and exclusive rights to receive insurance proceeds relating to the damage, destruction or impairment of any of the Purchased Assets subsequent to the date hereof and prior to the Closing Date;

(m) all claims, choses in action, causes of action and judgments relating to the Business or the Purchased Assets; excluding any of the same identified in Section 1.3(g) below; and

(n) the Customer Prepayments not listed on Schedule 1.3(n).

1.3    Excluded Assets.

Notwithstanding Section 1.2 or anything to the contrary in this Agreement, the following assets of Seller, whether or not related to the Business (collectively, the “Excluded Assets”), shall be excluded from the definition of Purchased Assets and retained by Seller:

(a) all bank accounts, cash, cash equivalents and marketable securities and notes receivable, including all rights to any amounts received by or on behalf of Seller in any lock-box or depository account, as of the Closing Date (collectively, “Retained Cash”);

(b) all refunds and rights to refunds of any Taxes for all periods ending on or prior to the Closing Date and all tax returns with respect to such periods;

(c) the articles of incorporation, by-laws, minute books, stock transfer records and other corporate records of Seller;

(d) any Records that Seller is required by Applicable Law to retain;

(e) all Contracts that are not Assumed Contracts;

(f) all Employee Benefit Plans and all assets held thereunder;

(g) any rights and claims of Seller, whether known or unknown, absolute or contingent, matured or unmatured, against third parties whether in tort, contract, or contingent, or otherwise, which (i) do not relate to the Purchased Assets or the Business, (ii) relate to transactions occurring in connection with the Business on or prior to the Closing Date, other than with respect to the Purchased Accounts Receivable, (iii) are made under the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any of Sections 544, 547, 548, 549 and 550 of the Bankruptcy Code, (iv) are against RVSI Investors, L.L.C., and (v) are against any directors, officers and/or employees of Seller relating to actions or failures to act at any time on or prior to the Closing Date, including with respect to any notes receivable from any officer, director and/or employee;

(h) other than rights arising pursuant to Section 1.2(l), all insurance policies and benefits thereunder, including all refunds, all proceeds and all claims against officers and directors acting in such capacity, and directors and officers insurance policies (collectively, “Seller Insurance Policies”);

(i) all Prepayments not related to an Assumed Contract;

(j) all intercompany claims and receivables of Seller against companies that own, are owned by or are under common ownership with Seller;

(k) the receivables from Customer K and Customer L in the total amount of $1,127,704 as listed on Schedule 14.1 under the heading “Difficult to Collect”;

(l) the Machine Vision Patents;

(m) all of Seller’s assets which relate to its Acuity CiMatrix division;

(n) all of the Seller’s assets which relate to its Vanguard product line;

(o) the Customer Prepayments listed on Schedule 1.3(n);

(p) all other assets of Seller not listed as Purchased Assets;

(q) all of Seller’s interest in the real property used in connection with the Business, including leaseholds, leases, subleases, easements and other interests of every kind and description in real property, buildings, structures, fixtures, water, sewer and other utility lines and facilities, appurtenances, towers and antennae, and other improvements thereon, subject to the rights to be granted to Buyer pursuant to Section 9.6; and

(r) all rights of Seller under this Agreement or any related agreements.

1.4    Assumption of Liabilities.

On the Closing Date, Buyer shall assume and agree to pay, perform and discharge the following Liabilities of Seller (the “Assumed Liabilities”):

(a) any Liability arising on or after the Closing Date under Assumed Contracts;

(b) all Cure Costs related to Assumed Contracts; and

(c) up to $100,000 of ordinary course trade obligations, whether payable or accrued, incurred by Seller after the date hereof but prior to the Closing Date; provided, however, that Buyer shall assume trade obligations in excess of $100,000 if, and only to the extent that, such additional trade obligations are the direct result of receipt by Seller within seven (7) days of the Closing Date of inventory which is included in the Purchased Assets.

Notwithstanding anything to the contrary contained in this Agreement or the Schedules hereto, or any Other Document, except for the assumption of the Assumed Liabilities that are listed in this Section 1.4, Buyer does not and will not at Closing assume or agree to pay, satisfy, discharge or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement or any Other Document, or as a result of the consummation of the transactions contemplated by this Agreement or otherwise, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any Liabilities of Seller, the Business or any Affiliates of Seller.

1.5    Assumed Contracts and Leases

(a) Schedule 1.2(b) sets forth a list of Assumed Contracts as of the date hereof.

(b) Seller will use its reasonable best efforts to obtain entry of a court order authorizing the assumption and assignment of the Assumed Contracts to Buyer. If required by the Bankruptcy Court, Buyer will provide information to Seller reasonably necessary to demonstrate adequate assurance of future performance under the Assumed Contracts as required under Section 365 of the Bankruptcy Code.

2	CLOSING; DELIVERIES; DEPOSIT; RECONCILIATION AMOUNT

2.1    Closing.

The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Dreier LLP, counsel to Seller (“Dreier”), 499 Park Avenue, 23rd Floor, New York, NY 10022, or such other place as the parties shall agree in writing no later than March 14, 2005 (provided that the Sale Approval Order has been entered on March 7, 2005 and not been stayed, modified or vacated in any manner) (the “Closing Date”); provided, however, that Seller may elect to extend the Closing Date for up to thirty (30) days in the event Seller in its sole and absolute discretion determines in good faith that an extension is necessary or advisable in order to attempt to settle or otherwise resolve the GSI Litigation. The Closing shall be effective as of 12:01 a.m. on the Closing Date.

2.2    Deliveries at the Closing.

At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in Section 11.1, (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in Section 11.2, (iii) Buyer will deliver to Seller the consideration specified in Section 3.1 in accordance with Section 3.2, (iv) each party shall fulfill such other obligations as are imposed upon it under this Agreement or the Other Documents that are to be fulfilled on or prior to the Closing and (v) Sheehan Phinney Bass & Green (“Sheehan”) shall deliver the Deposit to Seller in accordance with Section 3.2 hereof.

2.3    Deposit.

Simultaneously with the execution and delivery of this Agreement, Buyer shall deliver to Sheehan by wire transfer of immediately available U.S. funds a deposit in an amount equal to ten percent (10%) of the Estimated Purchase Price (the “Deposit”) to be held in escrow in accordance with the terms hereof and applied to the Estimated Purchase Price payable by Buyer at the Closing in accordance with Section 3.2.

3	PURCHASE PRICE

3.1    Purchase Price.

For and in consideration of the conveyances and assignments described herein, and in addition to Buyer’s assumption of the Assumed Liabilities under Section 1.4, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, an aggregate cash purchase price of Seven Million Seven Hundred Twenty Thousand Dollars ($7,720,000) (the “Estimated Purchase Price”). The Estimated Purchase Price shall be adjusted in accordance with the following (as so adjusted, the “Purchase Price”):

(a) if the outstanding amount of the Purchased Accounts Receivable as of the Closing Date as determined in accordance with Section 3.4 hereof is greater than $4,645,388, then the Estimated Purchase Price shall be increased by an amount equal to the difference between the amount of Purchased Accounts Receivable and $4,645,388,

(b) if the outstanding amount of Purchased Accounts Receivable as of the Closing Date as determined in accordance with Section 3.4 hereof is less than $4,645,388, then the Estimated Purchase Price shall be decreased by an amount equal to the difference between $4,645,388 and the amount of Purchased Accounts Receivable,

(c) if the value of the Current Inventory as determined in accordance with Section 3.4 hereof is greater than $4,180,000, then the Estimated Purchase Price shall be increased by an amount equal to the difference between the value of such Current Inventory and $4,180,000,

(d) if the value of the Current Inventory as determined in accordance with Section 3.4 is less than $4,180,000, then the Estimated

Purchase Price shall be decreased by an amount equal to the difference between $4,180,000 and the value of such Current Inventory, and

(e) if the Final Cure Costs are greater than the Estimated Cure Costs, then the Estimated Purchase Price shall be decreased by the excess of the Final Cure Costs over the Estimated Cure Costs.

3.2    Payment of Purchase Price.

At the Closing, Buyer agrees to (i) pay to Seller an amount equal to the Estimated Purchase Price less the Deposit by wire transfer of immediately available U.S. funds, and (ii) deliver to Seller written instructions addressed to Sheehan directing Sheehan to pay the Deposit to Seller.

3.3	Purchase Price Allocation.

The Purchase Price shall be allocated among the Purchased Assets pursuant to the allocation schedule set forth on Schedule 3.3, which Schedule shall be mutually agreed between Buyer and Seller. Each of Buyer and Seller agrees to file Form 8594 as required by Section 1060 of the Code, and all federal, state, local and foreign Tax Returns, in accordance with such agreed allocation. Each of Buyer and Seller shall report the transactions contemplated by this Agreement for federal Tax and all other Tax purposes in a manner consistent with the allocation determined pursuant to this Section 3.3. Each of Buyer and Seller agrees to provide the other promptly with any information required to complete the Form 8594. Buyer and Seller shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding any allocation of the Purchase Price determined pursuant to this Section 3.3. Buyer and Seller shall not take any position in any Tax Return, Tax proceeding or audit that is inconsistent with such allocation.

3.4    Purchase Price Adjustment.

(a) Not later than thirty (30) days following the Closing Date, Buyer shall prepare and deliver to Seller a final statement (the “Final Statement”) setting forth as of the Closing Date the actual amount of Purchased Accounts Receivable and the actual value of the Current Inventory, in each case determined in accordance with Generally Accepted Accounting Principles, consistently applied, specifying in reasonable detail the method of calculation of the amounts set forth therein together with a calculation of any adjustment required to be made to the Estimated Purchased Price in accordance with Section 3.1 herein (the “Reconciliation Amount”). Subject to Section 3.4(b) below, within fifteen (15) days following the delivery of the Final Statement to Seller, Buyer shall pay to the Seller or Seller shall pay to the Buyer, as applicable, the Reconciliation Amount, if any.

(b) In the event Seller objects to any amounts shown on the Final Statement, Seller shall notify Buyer in writing of such objection within the fifteen (15) day period following the delivery thereof, stating in such written objection the reasons therefor and setting forth in reasonable detail Seller’s calculation of the Reconciliation Amount. Upon receipt by Buyer of such written objection, the parties shall attempt to resolve the disagreement concerning the Reconciliation Amount through negotiation. If Buyer and Seller cannot resolve such disagreement concerning the Reconciliation Amount within twenty (20) days following the end of the foregoing fifteen (15) day period, the parties shall submit the matter for resolution to a firm of independent certified public accountants jointly selected by Seller and Buyer and not affiliated with either party, with the costs thereof to be shared equally by the parties. Such accounting firm shall deliver a statement setting forth its own calculation of the Reconciliation Amount if any within thirty (30) days of the submission of the matter to such firm (which calculation, absent manifest error, shall be binding and conclusive on the parties and not subject to appeal). Buyer shall pay to the Seller or Seller shall pay to the Buyer, as applicable, the Reconciliation Amount shown to be due on the statement of such accounting firm promptly in the manner provided above but in no event later than five (5) days following the delivery of such statement by such accounting firm to the parties.

(c) Any payments to be made by either party hereunder in respect of the Reconciliation Amount shall be made in cash and shall bear simple interest for the period between the Closing Date and the payment date at the rate of 6% per annum.

4	REPRESENTATIONS AND WARRANTIES OF SELLER

Except as may be set forth on the Schedule attached to this Agreement that corresponds to the applicable following representations and warranties, Seller represents and warrants to Buyer, on the date hereof and on the Closing Date, as follows:

4.1    Organization and Qualification.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary corporate power and authority to own its properties and to carry on its business as it is now being conducted and, subject to the entry of the Sale Approval Order, to enter into and perform its obligations under this Agreement, the Other Documents to which it is a party and the transactions contemplated hereby and thereby.

4.2    Corporate Authority; Non-Contravention.

Assuming entry of the Sale Approval Order, the execution, delivery and performance by Seller of this Agreement and the Other Documents and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. Assuming entry of the Sale Approval Order, this Agreement has been duly executed and delivered by Seller and constitutes, and upon execution and delivery of each of the Other Documents, such Other Documents will constitute, the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. Subject to the entry of the Sale Approval Order, neither the execution and delivery of the Seller of this Agreement and the Other Documents nor the consummation or the performance by the Seller of any of the transactions contemplated hereby or thereby, will contravene, conflict with or result in the violation by Seller under any provisions of or result in acceleration, termination, cancellation or modification of, or constitute a default under (i) the certificate incorporation or by-laws of the Seller or (ii) any

Applicable Law. Subject to the entry of the Sale Approval Order, neither the execution nor deliver by Seller of this Agreement or any Other Document will result in the creation or imposition of an lien or encumbrance of any nature whatsoever upon the Purchased Assets.

4.3    Litigation; Disputes.

Other than the litigation described on Schedule 4.3 hereto (the “Pending Litigation”), and the proceedings to be commenced before the Bankruptcy Court, there is no action, claim, demand, suit, proceeding, arbitration, or investigation pending or, to the Knowledge of Seller, threatened against relating to or affecting the Purchased Assets, the Business, Seller’s right to sell the Purchased Assets or relating to the transactions contemplated by this Agreement. The Business of Seller is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any Governmental Authority.

4.4    Brokers.

Seller is represented by Houlihan Lokey Howard & Zukin Capital (“Houlihan”) as its exclusive sales agent with respect to the transactions contemplated herein pursuant to Seller’s engagement agreement with Houlihan as modified and approved by the Bankruptcy Court. Houlihan’s fees and expenses are to be paid in accordance with the terms of provisions specified therein, including but not limited to the payment of the transaction fee that shall be payable out of proceeds received by Seller pursuant to this Agreement. Other than Houlihan, no broker or finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

4.5    Purchased Accounts Receivable.

The Purchased Accounts Receivable (i) arose from the sale of products or services to persons or entities not affiliated with Seller and in the ordinary course of Business consistent with past practice, and (ii) constitute or will constitute, as the case may be, valid and enforceable claims of Seller, and Seller has not received any notice contesting or disputing any Purchased Accounts Receivable.

4.6    Contracts.

(a) Schedule 4.6 lists all Contracts that are material to the operation of the Business. Subject to the entry of the Sale Approval Order and payment of the Cure Costs, each of the Assumed Contracts is in full force and effect and is enforceable in accordance with its terms. Seller has not received written notice of cancellation of or intent to cancel, or notice to make a modification or intent to make a modification in, any of the Assumed Contracts. The consummation of the transactions hereunder will not result in the early termination of any of the Assumed Contracts. There exists no event of default or occurrence, condition or act on the part of the Seller or, to the Knowledge of the Seller, on the part of the other parties to such Assumed Contracts which constitutes or would constitute (with notice or lapse of time or both) a breach under, or cause or permit acceleration of, any obligation of the Seller and/or the Business, except to the extent such event of default will be cured by Seller as of the Closing Date and/or pursuant to the Sale Approval Order. The Seller has delivered or made available to Buyer true and complete copies of each Assumed Contract listed in Schedule 1.2(b).

(b) The Seller is not a party to or bound by any agreement containing non-competition, confidentiality, standstill or similar restriction, “change of control” or other limitations restricting the conduct of the Business. Schedule 4.6 lists all Contracts that are material to the operation of the Business as conducted prior to November 19, 2005.

4.7    Excluded Assets. Except as set forth on Schedule 4.7, the Purchased Assets include all of the assets of the Seller which are necessary for the operation of the Business as historically operated by Seller and none of the Excluded Assets are material to the operation of the Business as historically operated by Seller.

4.8    Legal Compliance.

Seller has complied in all material respects with all Applicable Laws related to the Business and the Purchased Assets and is not in material violation of any such Applicable Law, nor has Seller received any notice alleging any material conflict with, violation of, breach of or default under any such Applicable Law.

4.9    Title to Properties.

Subject to the entry of the Sale Approval Order, at the Closing, the Seller will convey to the Buyer, good, valid and marketable title to the Purchased Assets, free and clear of any liens and encumbrances.

4.10  Absence of Certain Events.

Except with respect any actions taken in connection with this Agreement and the Bankruptcy Case, from September 30, 2004 through November 19, 2004, Seller has conducted the Business only in the ordinary course of business consistent with past practice and there has not been any of the following as they relate to the Business or the Purchased Assets: (i) any material damage, destruction or loss, whether or not covered by insurance; (ii) any sale, transfer, lease or disposal of Purchased Assets or incurrence, assumptions, cancellation or compromise of any indebtedness or claim (other than accounts receivable compromised in the ordinary course of Business consistent with past practice) or waiver or release of any right; (iii) receipt of any notice or threat of termination of any Assumed Contract; (iv) any change in any method of accounting or auditing practice; (v) write-off as uncollectible any Purchased Accounts Receivable, except write-offs in the ordinary course of Business consistent with past practice; (vi) any settlement or dismissal of any action, claim, demand or lawsuit before any governmental entity or authority for any amount; or (vii) execution of any agreement or letter of intent with respect to or otherwise commit or agree to do any of the foregoing. Subsequent to the Petition Date (as defined below), Seller has operated the Business as debtor-in-possession under Section 1107 of the

Bankruptcy Code and has complied with all orders entered by the Bankruptcy Court and made all filings required by the Bankruptcy Code and Rules.

4.11  Financial Statements.

The unaudited management prepared (i) balance sheet of the Seller as of December 31, 2004 and (ii) income statement of the Seller as of December 31, 2004, true and complete copies of which have heretofore been delivered to the Buyer, fairly present, in all material respects, the financial position of the Seller as at such dates and the results of operations of the Seller for the fiscal periods then ended, in each case, in accordance with Generally Accepted Accounting Principles consistently applied for the periods covered thereby.

4.12  Personal Property; Intellectual Property Rights. Assuming entry of the Sale Approval Order:

(a) Except as set forth on Schedule 4.12, which Schedule shall be prepared by Seller and delivered to Buyer on or prior to the Closing Date and shall be in form and substance satisfactory to Buyer, the Intellectual Property Rights are all the intellectual property assets that are necessary for the operation of the Business in the ordinary course consistent with past practice.

(b) Other than as set forth on Schedule 4.12, no claim is pending or to Seller’s Knowledge threatened against Seller to the effect that any Intellectual Property Rights owned or licensed by Seller are invalid or unenforceable by Seller. To Seller’s Knowledge, Seller has full legal and beneficial ownership of all Intellectual Property Rights free and clear of all liens, claims, restrictions and encumbrances.

(c) To Seller’s Knowledge (i) the use of any Intellectual Property Rights will not conflict with or infringe upon any right, title or interest of any other person and (ii) no other person is infringing on the Intellectual Property Rights.

(d) Except as separately identified on Schedule 4.12, no approval or consent of, or payment to, any Person is needed so that the interest of the Buyer in the Intellectual Property Rights shall be in full force and effect and enforceable by the Buyer immediately following the Closing.

(e) All of the Intellectual Property Rights, including, without limitation, any and all patents included in the Intellectual Property Rights, are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or taxes.

(f) All software which is included in the Intellectual Property Rights is original work product of Seller or is duly licensed by Seller.

4.13  Major Customers.

Schedule 4.13, which Schedule shall be prepared by Seller and delivered to Buyer on or prior to the Closing Date and shall be in form and substance satisfactory to Buyer, lists the names of the ten largest customers (by revenues generated) for the Business and the amount of revenues generated by each of them during the twelve months ended December 31, 2004. Except as set forth in Schedule 4.13, there have been no material adverse changes in the relationships between the Seller and the customers listed on Schedule 4.13, since December 31, 2004.

4.14  Customer Files.

All materials relating to the customers of the Business (the “Customer Files”) who are currently or have been since December 31, 2004 customers, are complete and accurate in all material respects.

4.15  Product Liabilities.

Except as set forth in Schedule 4.15, which Schedule shall be prepared by Seller and delivered to Buyer on or prior to the Closing Date and shall be in form and substance satisfactory to Buyer, neither the Seller nor any of its affiliates have received a claim related to the Business for or based upon breach of product warranty (other than warranty service and repair claims in the ordinary course of business not material in amount or significance), strict liability in tort, negligent manufacture of product, negligent provision of services or any other allegation of liability, including or resulting in product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of products or from the provision of services; and, to the Knowledge of Seller, there is no basis for any such claim.

4.16  Real Property.

Schedule 4.16 sets forth a list of all leases of real property used in connection with the Business (the “Leased Real Property”), and no other real property is used in connection with the Business. None of such Leased Real Property is subject to any pending suit for condemnation or other taking by any public authority, and to the knowledge of Seller, no such condemnation or other taking has been threatened.

5	REPRESENTATIONS AND WARRANTIES OF BUYER

Except as may be set forth on the Schedule attached to this Agreement that corresponds to the applicable following representations and warranties, Buyer hereby represents and warrants to Seller, on the date hereof and on the Closing Date, as follows:

5.1    Organization.

Buyer is a limited liability company duly formed, validly existing and in good standing under the law of the State of Delaware. Buyer has all necessary limited liability company power, authority, and capacity to own its property, to carry on its business, and to enter into and perform its obligations under this Agreement and the Other Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

5.2    Authority.

The execution, delivery and performance by Buyer of this Agreement and the Other Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby or thereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and upon execution and delivery by Buyer of each of the Other Documents to which it is a party, such Other Documents will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

5.3    No Conflict.

Neither the execution or delivery by Buyer of this Agreement or the Other Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with or result in a breach of any of the provisions of, or constitute a default under, the certificate of formation, limited liability company agreement, or other organizational document of Buyer, as amended to date, (b) result in a breach of any of the provisions of, or constitute a default under any contract to which Buyer is bound, or (c) result in a violation of any Applicable Law to which Buyer or its property is subject.

5.4    Consents.

No consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by Buyer of this Agreement or the Other Documents. Other than the Sale Approval Order, no approval, consent or authorization of any lender, lessor or other person is required in order for Buyer to consummate the transactions contemplated hereby or thereby.

5.5    Litigation.

There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of Buyer, threatened against or relating to Buyer which seeks to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Buyer from complying with the terms and provisions of this Agreement.

5.6    Brokers.

No broker or finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer for which Seller could become liable or obligated.

5.7    No Financing or Due Diligence Contingency.

Buyer’s obligations under this Agreement are not subject to the satisfaction of any financing or further due diligence contingencies. Buyer has sufficient funds available to consummate the transactions contemplated by this Agreement. Absolutely no financing or due diligence contingencies apply with respect to the transactions contemplated hereby.

6	CONDUCT OF BUSINESS PENDING CLOSING

Except as otherwise expressly contemplated by this Agreement or required by order of the Bankruptcy Court, during the period from the date hereof through the Closing Date, Seller will use commercially reasonable efforts to conduct the operations of the Business of Seller in the ordinary and usual course, consistent with the conduct of the Business of Seller since the filing of the Bankruptcy Petition, and use commercially reasonable efforts to keep the tangible assets included in the Purchased Assets in substantially the same condition reasonable wear and tear excepted. During the period from the date hereof through the Closing Date, the Seller shall (a) maintain in full force and effect all existing casualty, liability and other insurance with respect to the Purchased Assets and the Business through the Closing Date in amounts not less than those in effect on the date hereof, except for changes in such insurance that are made in the ordinary course of business consistent with past practice, (b) not sell, assign, transfer, mortgage, lease or dispose of or encumber any of the Purchased Assets, except for the sale of inventory in the ordinary course of business consistent with past practice, (c) enter into any commitment or transaction relating to the Business not in the ordinary course of business, (d) acquire or agree to acquire by merging or consolidating the Business with or by purchasing any assets, equity or securities of or by any other manner, any person or entity, (e) take any action or engage in any transaction which will cause any representation or warranty of Seller herein to be untrue as of the Closing Date, (f) permit any lien or encumbrance to attach to the Purchased Assets, (g) not make any changes in its accounting methods relating to the Purchased Assets or the Business except as required by law, rule or regulation or generally accepted accounting principles, or (h) maintain all licenses or permits material to the operation of the Business.

7	ADDITIONAL COVENANTS AND AGREEMENTS

7.1    Bankruptcy Covenants; Bankruptcy Scheduling; Deposit Return.

(a) Operation as Debtor in Possession. Seller has and shall continue to operate its business as a debtor-in-possession pursuant to

Sections 1107 and 1108 of the Bankruptcy Code.

(b) Entry of Bankruptcy Orders. Seller has filed a motion (the “Sale Motion”) with the Bankruptcy Court seeking entry of the following findings and orders:

(i)	an order (the “Sale Procedures Order”), which the Bankruptcy Court entered on February 17, 2005 and a copy of which is attached hereto as Exhibit A, which approves the auction and overbid procedures set forth on Exhibit B attached hereto and incorporates said auction and overbid protections as if set forth in full in the Sale Procedures Order and schedules a hearing on approval of the Sale Motion (the “Sale Hearing”); and

(ii)	an order which provides the following (the “Sale Approval Order”):

(A) approving the form of this Agreement and the sale of the Purchased Assets on substantially the terms and conditions set forth herein;

(B) authorizing Seller to enter into the transactions contemplated by this Agreement;

(C) approving the assumption by Seller and assignment to Buyer of the Assumed Contracts pursuant to Section 365 of the Bankruptcy Code;

(D) providing that Buyer shall, in connection with the Closing, pay all Final Cure Costs relating to any of the Assumed Contracts;

(E) authorizing Seller to sell the Purchased Assets to Buyer on the Closing Date free and clear of Liens other than Permitted Liens;

(F) authorizing Seller to consummate the transactions contemplated by this Agreement;

(G) determining Buyer is a good faith purchaser and assign and is entitled to the protections of Section 363(m) of the Bankruptcy Code; and

(H) fixes the Final Cure Costs.

(c) Return of Deposit. If this Agreement is terminated (other than by Seller in accordance with Section 12.1(e)), Sheehan shall, or Seller shall cause Sheehan to, return the Deposit to Buyer. If this Agreement is terminated in accordance with Section 12.1(e), Buyer shall forfeit the Deposit and Sheehan shall remit the Deposit to Seller.

7.2    Access by Buyer and Confidential Information.

(a) Seller shall afford to Buyer and its representatives, including, without limitation, its attorneys, accountants, investment bankers or other advisors (“Buyer’s Representatives”), access during normal business hours and subject to Seller’s normal health and safety requirements beginning on the date hereof to the books, records, offices, contracts, officers, employees, consultants and contractors relating to the Purchased Assets or the Business and to such other information relating to the Purchased Assets or the Business as Buyer or Buyer’s Representatives shall reasonably request, provided that Seller, in its sole discretion, may have one or more representatives of Seller accompany Buyer or any Buyer’s Representative during Buyer’s or Buyer’s Representative’s access to any of the foregoing.

(b) All information provided or disclosed to Buyer in connection with this Agreement, the Business or the Purchased Assets shall be governed by that certain Confidentiality Agreement dated February 9, 2005 by and between Buyer and Seller.

(c) Buyer shall have the right, prior to Closing, said right to be exercised at any reasonable time during normal business hours and from time to time upon one (1) business day’s notice to Seller, to meet with and interview any and all of Seller’s employees engaged exclusively in the Business for purposes of prospective employment with Buyer.

7.3  Post-Closing Access.

For a period of commencing on the Closing Date and ending on the date on which the applicable statute of limitations expires, Buyer and Seller shall provide each other and their respective professional advisors and any administrators of the Seller’s estate with reasonable access to the Records transferred to Buyer or retained by Seller, as the case may be, pursuant to Section 1.2(i) in order to enable Seller or Buyer and their respective Affiliates, as the case may be, to prepare financial statements, file any Tax Return, respond to any audit request, comply with any Applicable Law or for any other reasonable business purpose. Each party will reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 7.3. This Section 7.3 will not require either party to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

7.4    Consents; Satisfaction of Closing Conditions.

Seller shall use all commercially reasonable efforts to obtain, to the extent required notwithstanding the Sale Approval Order and at Seller’s expense, with the cooperation of Buyer, prior to Closing, all consents, waivers and other approvals which shall be required in order to effectuate the transactions contemplated hereby. Seller and Buyer shall use all reasonable efforts to satisfy promptly the conditions to the Closing specified in this Agreement. Seller and Buyer shall furnish to each other and to each other’s counsel all such information as may be reasonably required in order to effectuate the foregoing actions.

7.5    Collection of Accounts Receivable.

The parties acknowledge that the Purchased Assets include Purchased Accounts Receivable. To the extent that Seller receives after the Closing any funds from customers of the Business which are paid in satisfaction of such Purchased Accounts Receivable, Seller shall hold such funds for the benefit of Buyer and shall as promptly as practicable, and in any event within three (3) business days of receipt thereof, remit such funds to Buyer.

7.6    Transfer Taxes.

If and to the extent not exempted from Taxes by order of the Bankruptcy Court, Seller shall pay all Taxes levied or arising in connection with the transfer of the Purchased Assets pursuant to this Agreement and the Other Documents, including any applicable sales or use Taxes, transfer Taxes, deed stamp and recording fees or other Taxes, whether local, state or federal. Buyer and Seller shall cooperate in an effort to exempt the transfer of the Purchased Assets from any Tax pursuant to Section 1146(c) of the Bankruptcy Code.

7.7    Supplemental Information to Be Provided by Seller.

From time to time after the date hereof until the Closing Date, Seller shall promptly disclose in writing to Buyer the entering into of any new Contract, in which case Buyer shall have five (5) business days from the date it receives notice of such new Contract to designate such Contract as an Assumed Contract, and if so designated, such new Contract shall be deemed to have been set forth on Schedule 1.2(b) as of the date hereof.

7.8    Name Changes.

Simultaneously with the Closing, Seller shall amend its certificate of incorporation to change its name to a name which does not contain the words “Robotic”, “Vision” or “RVSI” or substantially similar words.

7.9    Employees.

A list of SEG’s employees is set forth on Schedule 7.9. Before the Closing Date, Seller shall afford the Buyer access to Seller’s employees so that the Buyer may, but shall not be obligated to, make offers of employment to such employees, except as set forth on Exhibit C. All employees of the Seller who accept offers of employment with Buyer shall become employees of the Buyer (“Buyer Employees”) effective as of the Closing Date. The Seller shall be responsible for notifying employees of any termination of their employment with Seller. Seller shall be solely responsible for all severance and other amounts payable to its employees arising from their employment by Seller, including, with limitation, any accrued, unused vacation time or other applicable paid time off and all benefits due to employees of Seller pursuant to any employee benefit plans or policies. The Buyer shall be responsible for all compensation payable to Buyer Employees arising from their employment by Buyer. Seller shall be liable under the WARN Act, as amended (or any similar law) with respect to termination of any employees who are not offered employment by the Buyer pursuant to this Section 7.9.

7.10  Machine Vision Patent License; Object Imaging Patent License; Trademark License.

(a) Seller shall grant a perpetual, worldwide, royalty free license to Buyer effective as of the Closing Date to use the Machine Vision Patent to manufacture lead scanners in connection with the Business, such license to be in a form to be attached hereto as Exhibit D (the “Machine Vision Patent License”), which form of Exhibit shall be prepared by Seller and delivered to Buyer on or prior to the Closing Date and shall be in form and substance satisfactory to Buyer; and

(b) Buyer shall grant a perpetual, worldwide, royalty free license to Seller effective as of the Closing Date to use the Object Imaging Patents in connection with the business conducted through it Acuity CiMatrix division, such license to be in substantially the same form as the Machine Vision Patent License (the “Object Imaging Patent License”); and

(c) Buyer shall grant a one year worldwide royalty free license to Seller effective as of the Closing Date to use the RVSI Marks in the conduct of its businesses other than the Business, such license to be in a form to be attached hereto as Exhibit E (the “Trademark License”), which form of Exhibit shall be prepared by Seller and delivered to Buyer on or prior to the Closing Date and shall be in form and substance satisfactory to Buyer.

7.11  Prepayments

The parties acknowledge that the Excluded Assets include Prepayments related to Contracts which are not Assumed Contracts.

7.12  “AS IS” TRANSACTION

BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR AND SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, BUYER WILL ACCEPT THE PURCHASED ASSETS AT THE CLOSING “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASED ASSETS, INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE PURCHASED ASSETS,

THE PHYSICAL CONDITION OF ANY PERSONAL PROPERTY COMPRISING A PART OF THE PURCHASED ASSETS OR THAT IS THE SUBJECT OF ANY OTHER LEASE OR CONTRACT TO BE ASSUMED BY BUYER AT THE CLOSING, THE ENVIRONMENTAL CONDITION OR ANY OTHER MATTER RELATING TO THE PHYSICAL CONDITION OF ANY REAL PROPERTY OR IMPROVEMENTS THAT ARE TO BE TRANSFERRED TO BUYER AT CLOSING OR ARE THE SUBJECT OF ANY REAL PROPERTY LEASE TO BE ASSUMED BY BUYER AT THE CLOSING, THE ZONING OF ANY SUCH REAL PROPERTY OR IMPROVEMENTS, THE VALUE OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), SUBJECT TO SECTION 1.1, THE TERMS, AMOUNT, VALIDITY OR ENFORCEABILITY OF ANY ASSUMED LIABILITIES, THE COLLECTIBILITY OF THE RECEIVABLES, THE MERCHANTABILITY OR FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER PORTION OF THE PURCHASED ASSETS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELATING TO THE PURCHASED ASSETS OR ANY PORTION THEREOF. WITHOUT IN ANY WAY LIMITING THE FOREGOING, SELLER HEREBY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE PURCHASED ASSETS. BUYER FURTHER ACKNOWLEDGES THAT BUYER HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL CONDITION OF THE PURCHASED ASSETS AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE PURCHASED ASSETS AS BUYER DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION OF THE PURCHASED ASSETS, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN, BUYER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. NOTHING IN THIS SECTION 7.12 IS INTENDED TO COUNTERMAND OR DEROGATE FROM (A) THE TERMS, VALIDITY, ENFORCEABILITY OR EFFECTIVENESS OF THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN THIS AGREEMENT AND THE SALE APPROVAL ORDER AS HEREIN PROVIDED OR (B) THE OBLIGATIONS OF SELLER UNDER SECTION 1.1.

7.13 Non-Compete.

(a) Covenants Against Competition. The Seller acknowledges that the Buyer would not purchase the Purchased Assets but for the agreements and covenants of the Seller contained in this Section 7.13. Accordingly, the Seller covenants and agrees that:

(i)	The Seller shall not, and shall not permit any Affiliate of the Seller to, directly or indirectly, for a period commencing on the Closing Date and terminating on the fifth (5th) anniversary of the Closing Date (the “Restricted Period”): (1) engage in the Business anywhere in the world (the “Restricted Territory”); (2) render any services to any Person (other than the Buyer) engaged in such activities in the Restricted Territory; or (3) become interested in any such Person in the Restricted Territory as a partner, shareholder, principal, agent, trustee, consultant or in any other relationship or capacity; provided, however, that notwithstanding the above (i) the Seller may own, directly or indirectly, solely as an investment, securities or any Person which are traded on any national securities exchange or NASDAQ if the Seller (A) is not a controlling Person or, or a member of a group which controls such Person and (B) does not, directly or indirectly, own 1% or more of any class of securities of such Person; and (ii) nothing contained herein shall prohibit or otherwise restrict any unrelated third party purchaser of assets of the Seller’s Acuity CiMatrix division from conducting any business conducted by such purchaser prior to the acquisition of Seller’s Acuity CiMatrix division or any business conducted by such purchaser without utilizing the assets of the Seller’s Acuity CiMatrix division.

(ii)	During and after the Restricted Period, the Seller shall keep secret and retain in strictest confidence, and shall not use for the benefit of itself or others, except in connection with the business and affairs of the Buyer, all confidential information with respect to the Business and the Purchased Assets, or learned by the Seller heretofore or hereafter directly or indirectly from the Buyer, including, without limitation, information with respect to (a) sales figures, (b) loss figures, and (c) customers, clients, suppliers, sources of supply and customer lists (collectively, the “Confidential Seller Information”), and shall not disclose such Confidential Seller Information to anyone outside of the Buyer except with the Buyer’s express written consent and except for Confidential Seller Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Seller.

(iii)	During the Restricted Period, the Seller shall not and shall not permit any Affiliate of the Seller to, directly or indirectly, knowingly solicit or encourage to leave the employment of the Buyer, any employee of the Buyer or hire any employee who has left the employment of the Buyer after the date of this Agreement or within one year of the termination of such employee’s employment with the Buyer.

(b) Rights and Remedies Upon Breach. If the Seller or any Affiliate of the Seller breaches, or threatens to commit a breach of, any of the provisions of Section 7.13 (the “Restrictive Covenants”), the Buyer shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law upon the availability of such remedies), each of which rights and remedies shall be independent of the other and severally enforceable and shall not be affected by the provisions of Article 13, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Buyer under law or in equity:

(i)	The right and remedy to have the Restrictive Covenants specifically enforced (without posting any bond) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Seller of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Buyer and that money damages will not provide adequate remedy to the Buyer.

(ii)

The right and remedy to require the Seller to account for and pay over to the Buyer all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by such person as the result of any transactions constituting a breach of any of the Restrictive Covenants, and such person shall account for and pay over such Benefits to the Buyer.

(c) Severability of Covenants. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

(d) Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provisions and, in its reduced form, such provision shall then be enforceable and shall be enforced.

(e) Enforceability in Jurisdiction. The Buyer and the Seller intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Buyer and the Seller that such determination not bar or in any way affect the Buyer’s right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

7.14  Access to Employees. For a period commencing on the Closing Date and terminating twelve (12) months thereafter, Seller shall afford Buyer reasonable access during normal business hours to then current employees of Seller so that Buyer may interview such employees and gather information related to the Purchased Assets.

8	MUTUAL CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE

Unless waived by Seller and Buyer, the obligations of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to (a) the absence on or before the Closing Date of any order, injunction, judgment or decree by any Governmental Authority that enjoins, restrains or prohibits, or seeks to effect the injunction, restraint of, or prohibition of, the consummation of the transactions contemplated by this Agreement and (b) the Bankruptcy Court shall have entered the Sale Approval Order.

9	CONDITIONS TO BUYER’S OBLIGATION TO CLOSE

The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless otherwise waived in writing by Buyer:

9.1    Representations and Warranties.

The representations and warranties of Seller contained herein or in any document delivered pursuant hereto on or before the Closing Date shall be true and correct as of the date hereof and on and as of the Closing Date in all material respects.

9.2    Performance.

Seller shall have duly performed or complied in all material respects with all of the covenants, acts and obligations to be performed or complied with by Seller hereunder at or prior to the Closing, including, without limitation, the preparation and delivery of Schedules and Exhibits in form and substance satisfactory to Buyer not delivered to Buyer on the date hereof.

9.3    Seller’s Closing Documents.

Seller shall have delivered all documents required to be delivered by Seller at the Closing, including without limitation, those described in Section 11.1.

9.4    Entry of Sale Approval Order.

(a) The Sale Motion (as defined in Section 7.1) shall have been approved by a final order of the Bankruptcy Court in the form of the Sale Approval Order (as defined in Section 7.1) which is no longer subject to reconsideration or appeal, after notice and an opportunity for a hearing pursuant to the Sales Procedure Order (as defined in Section 7.1), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and the local rules of Bankruptcy Procedure for the Bankruptcy Court, and there shall have been no changes to the entered Sale Approval Order or this Agreement other than changes that Buyer shall, in its sole discretion, have approved;

(b) The Sale Approval Order shall be in form and substance acceptable to Buyer and shall provide that the transfer of the Purchased Assets by Seller to Buyer: (i) is or will be a legal, valid and effective transfer of the Purchased Assets; (ii) vests or will vest Buyer with good title to the Purchased Assets free and clear of all claims and encumbrances (including but not limited to claims under any collective bargaining agreements to which Seller is a party); (iii) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code or under the laws of the United States, any State, territory, possession, or the District of Columbia; and (iv) does not and will not subject Buyer or any affiliate thereof to any liability by reason or such transfer under the laws of the United States, any State, territory or possession thereof or the District of Columbia based, in whole or in part, directly or indirectly, on any theory of law, including, without limitation, any theory of successor or transferee liability;

(c) The Sale Approval Order will also contain the following provisions: (i) the Bankruptcy Court retains jurisdiction to enforce the provisions of this Agreement in all respects, including retaining jurisdiction to protect Buyer against any liabilities or otherwise in accordance with the provisions of the Agreement; (ii) the provisions of the Approval Order are nonseverable and mutually dependent; (iii) the transactions contemplated by the Agreement are undertaken by Buyer in good faith, as the term is used in section 363(m) of the Bankruptcy Code; (iv) approval of the assumption and assignment by Seller pursuant to section 365 of the Bankruptcy Code of all Assumed Contracts, if any, and such contracts will be transferred to, and remain in full force and effect for the benefit of Buyer, notwithstanding any provision in such contracts (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer; and (v) that upon Buyer’s payment of the Final Cure Costs to the respective counterparties to the Assumed Contracts, if any, and all defaults under such contracts shall be deemed cured at the time of assumption and assignment and Buyer shall not be responsible for any default that arises prior to the date of Closing; and

(d) Nothing herein shall preclude the Closing of this Agreement if Buyer, in its sole discretion, waives the requirement that the Sale Approval Order, or any other order of the Bankruptcy Court, be a final order; no notice of such waiver of the foregoing or any other condition to Closing need be given except to Seller by Buyer, it being the intention of the parties hereto that Buyer shall be entitled to, and is not waiving, the protection of section 363(m) of the Bankruptcy Code, the mootness doctrine and any similar statute or body of law if Closing occurs in the absence of final orders.

9.5    Final Cure Costs

The Final Cure Costs for the Assumed Contracts do not exceed the Estimated Purchase Price.

9.6    Use of Hauppauge and Singapore Facilities

(a) Buyer shall have been granted the authority and ability to operate the Business at Seller’s two leased premises in Hauppauge, New York, or the portions thereof reasonably required for Buyer to operate the Business (the “Hauppauge Facilities”) for a period of not less than 120 days after the Closing and on terms no less favorable, as measured on a monthly basis, than those contained in Seller’s lease agreements (the “Hauppauge Leases”) with the landlords to Buyer of the Hauppauge Facilities (the “Hauppauge Landlords”). Buyer’s authority and ability to operate the Business at the Hauppauge Facilities shall take the form of (a) subleases between Buyer and Seller for the Hauppauge Facilities, for which subleases the Hauppauge Landlords have consented, to the extent required under the Hauppauge Leases and applicable law; (b) lease agreements between Buyer and the Hauppauge Landlords, consented to by Seller and/or (c) an appropriate order of the Bankruptcy Court. To the extent necessary to effect the foregoing, Seller shall obtain extensions from the Bankruptcy Court of the time under Section 365(d)(4) of the Bankruptcy Code within which it may assume or reject the Hauppauge Leases.

(b) Buyer shall have been granted the authority and ability to occupy Seller’s leased premises in Singapore (the “Singapore Facility”) for a period of not less than 120 days after the Closing and on terms no less favorable, as measured on a monthly basis, than those contained in Seller’s lease agreement (the “Singapore Lease”) with the landlord to Buyer of the Singapore Facility (the “Singapore Landlord”). Buyer’s authority to occupy the Singapore Facility shall take the form of (a) a sublease between Buyer and Seller for the Singapore Facility, for which sublease the Singapore Landlord has consented, to the extent required under the Singapore Lease and applicable law; (b) a lease agreement between Buyer and the Singapore Landlord, consented to by Seller and/or (c) an appropriate order of the Bankruptcy Court. To the extent necessary to effect the foregoing, Seller shall obtain extensions from the Bankruptcy Court of the time under Section 365(d)(4) of the Bankruptcy Code within which it may assume or reject the Singapore Lease.

9.7    Employment Agreements.

Each individual identified on Schedule 9.7 shall have executed and delivered to Buyer an employment agreement in a form mutually satisfactory to such individual and the Buyer. Buyer shall make reasonable efforts to enter into employment agreements with the individuals identified on Schedule 9.7.

9.8    Adverse Proceedings.

No suit, action, claim or governmental proceeding shall be pending or threatened against, and no order or judgment of any court or other governmental authority shall have been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to affect the transactions contemplated by this Agreement in accordance with its terms or otherwise have a material adverse effect on the economics of the transaction contemplated hereby or on Buyer’s ownership, use or operation of the Business.

9.9    Third Party Consent.

All filings, execution of agreements, licenses, consents, authorization, waivers, approvals and assignments that are required to made or obtained for the consummation the transactions contemplated by this Agreement for the conduct of the Business by the Buyer after the Closing will have been made and obtained without conditions or requirements that are materially adverse to the Buyer.

9.10    Certificate of Officer.

Buyer shall have received a certificate executed on behalf of the Seller by an authorized officer certifying that all conditions set forth in Sections 9.1 and 9.2 have been satisfied as of the Closing Date.

9.11    GSI

Seller shall have taken all action necessary to (i) demonstrate to Buyer’s satisfaction, which satisfaction shall be determined by Buyer in its sole and absolute discretion, that any technology (the “GSI Technology”) owned by GSI Lumonics, Inc. (“GSI”) was not used in the operation of the Business as of November 19, 2004 (the “Petition Date”), is not being used in the postpetition operations of the Business and that Buyer’s use of the Purchased Assets and operation of the Business in the same manner as Seller utilized the Purchased Assets and operated the Business prior to the Petition Date shall not infringe on GSI’s property rights to the GSI Technology or (ii) resolve its dispute with GSI pursuant to terms which will permit Buyer to use the Purchased Assets and operate the Business in same manner as Seller utilized the Purchased Assets and operated the Business prior to the Petition Date without infringing on GSI’s rights in the GSI Technology. Buyer shall be permitted to participate in negotiations between Seller and GSI regarding the GSI Litigation or the GSI Technology.

10	CONDITIONS TO SELLER’S OBLIGATIONS TO CLOSE

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless otherwise waived in writing by Seller:

10.1    Representations and Warranties.

The representations and warranties of Buyer contained herein or in any document delivered pursuant hereto on or before the Closing Date shall be true and correct as of the date hereof and on and as of the Closing Date in all material respects.

10.2    Performance.

Buyer shall have performed or complied in all material respects with all covenants, acts and obligations to be performed or complied with by Buyer hereunder at or prior to the Closing.

10.3    Buyer’s Closing Documents.

Buyer shall have delivered all documents required to be delivered by it at the Closing, including without limitation, those described in Section 11.2

11	DELIVERIES

11.1    Deliveries of Seller.

At the Closing, Seller shall deliver to Buyer the following:

(a) an executed Bill of Sale, dated as of the Closing Date;

(b) an executed Assignment and Assumption, dated as of the Closing Date;

(c) an executed Machine Vision Patent License, dated as of the Closing Date;

(d) an executed Object Imaging Patent License, dated as of the Closing Date;

(e) an executed Trademark License, dated as of the Closing Date;

(f) a copy of the Sale Approval Order; and

(g) such other certificates, instruments or documents as Buyer may reasonably request in order to effect and document the transactions contemplated hereby and all such other general instruments of transfer, assignment and conveyance, evidences of consent, waiver or other approval, and other instruments or documents in form and substance reasonably satisfactory to Buyer, as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the Purchased Assets to Buyer and the assumption of the Assumed Liabilities by Buyer in accordance with the terms and conditions of this Agreement.

11.2    Deliveries of Buyer.

At the Closing, Buyer shall deliver to Seller the following:

(a) a certified copy of the resolutions duly adopted by the manager of Buyer authorizing or ratifying this Agreement and authorizing the consummation by Buyer of the transactions contemplated hereby and by the Other Documents;

(b) a certificate executed by the manager of Buyer, dated the Closing Date, certifying that: (i) the representations and warranties of Buyer contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith are true and correct on and as of the Closing Date as if made again on and as of such date and (ii) all covenants, acts and obligations to be performed or complied with by Buyer hereunder at or prior to the Closing have been duly performed and complied with by Buyer;

(c) an executed Assignment and Assumption, dated as of the Closing Date;

(d) an executed Machine Vision Patent License, dated as of the Closing Date;

(e) an executed Object Imaging Patent License, dated as of the Closing Date;

(f) an executed Trademark License, dated as of the Closing Date;

(g) such other certificates, instruments or documents as Seller may reasonably request in order to effect and document the transactions contemplated hereby and all such other general instruments of transfer, assignment and conveyance, evidences of consent, waiver or other approval, and other instruments or documents in form and substance reasonably satisfactory to Seller, as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the Purchased Assets to Buyer and the assumption of the Assumed Liabilities by Buyer, in accordance with the terms and conditions of this Agreement;

(h) the Estimated Purchase Price less the Deposit;

(i) written instructions directing Sheehan to pay the Deposit to Seller

12	TERMINATION

12.1    Termination.

Subject to the provisions of Section 12.2, this Agreement may be terminated at any time before the Closing under any one or more of the following circumstances:

(a) by mutual consent of Seller and Buyer; or

(b) by Seller or Buyer if the Closing shall not have been consummated on or before April 1, 2005; provided, that the right to terminate this Agreement under this Section 12.1(b) will not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has been the cause of, or resulted in the failure of, the Closing to occur on or before such date; or

(c) by Seller or Buyer, if the Closing has not occurred on or before the Closing Date, by reason of the failure of any condition precedent under Article 8 through no fault of the terminating party; or

(d) by Buyer, if the Closing has not occurred on or before the Closing Date, by reason of the failure of Seller to satisfy any condition precedent under Article 9, or if Seller fails to perform any material covenant or agreement in any material respect in this Agreement and does not cure such failure within 10 days of written notice from Buyer; or

(e) by Seller, if the Closing has not occurred on or before the Closing Date, by reason of the failure of Buyer to satisfy any condition precedent under Article 10, or if Buyer fails to perform any material covenant or agreement in any material respect in this Agreement and does not cure such failure within 10 days of written notice from Seller; or

(f) by Buyer or Seller, if the Sale Approval Order is not entered on or before March 7, 2005.

12.2    Effect of Termination.

In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of Seller or Buyer, except that the following shall survive the termination hereof: (i) Buyer’s liability resulting from Buyer’s willful breach of any representation, warranty, covenant or agreement in this Agreement, (ii) the agreements with respect to confidentiality contained in Section 7.2, (iii) Buyer’s forfeiture of the Deposit if this Agreement terminates pursuant to Section 12.1(e) and (iv) the agreement respecting expenses contained in Section 14.13.

13	SURVIVAL; INDEMNIFICATION

13.1    Survival of Representation and Warranties. The representations and warranties of each of the Seller and the Buyer contained in this Agreement shall not survive the Closing.

14	MISCELLANEOUS

14.1    Certain Definitions.

As used herein, the following terms have the meanings set forth below:

“Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Applicable Law” means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

“Assignment and Assumption” means the Instrument of Assignment and Assumption, substantially in the form attached hereto as

Exhibit F.

“Assumed Contracts” has the meaning given to it in Section 1.2(b).

“Assumed Liabilities” has the meaning given to it in Section 1.4.

“Bankruptcy Case” has the meaning given to it in the first recital herein.

“Bankruptcy Code” has the meaning given to it in the Recitals.

“Bankruptcy Court” has the meaning given to it in the Recitals.

“Bill of Sale” means the Bill of Sale substantially in the form attached hereto as Exhibit G.

“Business” means Seller’s lead scanner and bump wafer scanner inspection business conducted by and through SEG.

“Buyer’s Representatives” has the meaning given to it in Section 7.2(a).

“Closing” has the meaning given to it in Section 2.1.

“Closing Date” has the meaning given to it in Section 2.1.

“Code” means the Internal Revenue Code of 1986, as amended, and all laws and regulations promulgated pursuant thereto or in connection therewith.

“Contracts” means all agreements, contracts, leases, commitments, purchase orders, understandings and other instruments and arrangements by which any of the Purchased Assets are bound or to which Seller is a party or by which Seller is bound exclusively in connection with the Business or the Purchased Assets.

“Cure Costs” means the amounts, if any, required to cure any past defaults with respect to an Assumed Contract pursuant to 11 U.S.C. § 365(b)(1).

“Customer Prepayments” means all deposits from customers of Seller and all progress payments, prepayments, advances, milestone payments and the like received from customers of Seller in connection with the Business or any Assumed Contracts for services to be rendered to such customers after the Closing Date or the pro rated portion of any such advanced payment or deposit received from customers of Seller in connection with the Business or any of the Assumed Contracts for services to be rendered after the Closing Date.

“Deposit” has the meaning given to it in Section 2.3.

“Dreier” has the meaning given it in Section 2.1.

“Employee Benefit Plans” means an employee benefit plan within the meaning of Section 3(3) of ERISA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Cure Costs” means the Cure Costs set forth in the schedule of cure amounts (the “Cure Amounts Schedule”) served by Seller together with the Notice of Cure Amounts on counterparties to Assumed Contracts, which Cure Amounts Schedule is annexed to this Agreement as Exhibit “H”.

“Excluded Assets” has the meaning given to it in Section 1.3.

“Final Cure Costs” means the Cure Costs as determined at the final hearing for Cure Cost objections.

“Governmental Approvals” means permits, approvals, orders, authorizations, consents, exemptions of, or filings or registrations with, any Governmental Authority in any jurisdiction, which have been issued or granted to or are owned or used by Seller in connection with the Business and all pending applications therefor.

“Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“GSI Litigation” means the action entitled GSI Lumonics Inc. v. Robotic Vision Systems, Inc., C.A., No CV-03-4474 (E.D.N.Y.) and all other actions related thereto.

“Inventory” has the meaning given to it in Section 1.2(d).

“Knowledge” means the actual knowledge of the persons listed on Schedule 9.7 and Howard Stern.

“Liabilities” means all liabilities and obligations, secured or unsecured, known or unknown, whether absolute, accrued, contingent or otherwise, and whether or not due.

“Lien” means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts, and any “claim,” “lien,” or “security interest,” as those terms are defined in the Bankruptcy Code.

“Machine Vision Patents” means U.S. Patent Nos. 6,144,453 and 6,262,803.

“Machine Vision Patent License” has the meaning given to it in Section 7.9(a).

“Notice of Cure Amounts” means the Notice of Cure Amounts, dated February 18, 2005, filed with the Bankruptcy Court.

“Object Imaging Patents” means U.S. Patent Nos. 6,075,883 and 6,603,874.

“Object Imaging Patent License” has the meaning given to it in Section 7.9(b).

“Ordinary Course Accounts Receivable” means all Seller’s trade accounts receivable, other than the Special Accounts Receivable, arising in respect of the Business exclusively from customers of SEG, billed and unbilled, that have accrued as of the Closing Date.

“Other Documents” means the Bill of Sale and the Assignment and Assumption and any other document or instrument executed in connection with the transactions contemplated hereby or thereby.

“Permitted Liens” means (a) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Real Property used in the Business; (b) Liens upon assets subject to capital lease obligations arising under capital leases included in the Purchased Assets, provided that such Liens only serve to secure payments arising under such capital lease obligations and that Seller identified such Purchased Assets as being subject to lease; (c) Liens arising under precautionary UCC financing statement filings regarding operating leases included in the Purchased Assets (provided that Seller identified such Purchased Assets as being subject to lease); (d) INTENTIONALLY OMITTED; (e) Liens upon vehicles arising under financing agreements (including, without limitation, retail installment contracts); (f) Liens for Taxes not yet due and payable, or which are being contested in good faith and by appropriate proceedings; and (g) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and materialmen’s, landlords’ and similar liens, if the obligations secured by such Liens are not then delinquent.

“Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Authority (or any department, agency or political subdivision thereof), or any other entity.

“Prepayments” means all payments made by or on behalf of or deposits from Seller to its vendors, suppliers, landlords and other providers of goods and services (including without limitation any prepayments by Seller of or deposits by Seller for any Assumed Contracts) prior to the date that the goods or services to which the payments or deposits are attributable are in fact delivered.

“Purchase Price” has the meaning given to it in Section 3.1.

“Purchased Assets” has the meaning given to it in Section 1.2, as modified by Section 1.3.

“Purchased Accounts Receivable” means all Ordinary Course Accounts Receivable and all Special Accounts Receivable.

“Purchased Real Property” has the meaning given to it in Section 1.2(e).

“Records” has the meaning given to it in Section 1.2(i).

“Sale Motion” has the meaning given to it in Section 7.1(b).

“Sale Approval Order” has the meaning given to it in Section 7.1(b)(ii).

“Sale Hearing” has the meaning given to it in Section 7.1(b)(i).

“Sale Procedures Order” has the meaning given to it in Section 7.1(b)(i).

“Special Accounts Receivable” means those accounts receivable listed on Schedule 14.1, but excluding the receivables from Customer K and Customer L in the total amount of $1,127,704 as listed on Schedule 14.1 under the heading “Difficult to Collect”.

“Tax Return” means any return, report declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

“Trademark License” has the meaning given to it in Section 7.9(b).

“WARN Act” means the Worker Adjustment and Retraining Notification Act, as amended.

14.2    Buyer not Successor.

It is expressly understood by each of Buyer and Seller that in no respect is Buyer intended to be deemed the successor in interest to Seller under any theory of law or equity.

14.3    Written Agreement to Govern.

This Agreement (together with the Schedules and Exhibits hereto, and the other instruments and documents delivered pursuant hereto) sets forth the entire understanding and supersedes all prior oral and written agreement among the parties relating to the subject matter contained herein, and merges all prior discussions among them.

14.4    Severability.

The parties expressly agree that it is not their intention to violate any public policy or Applicable Law. If any provision of this Agreement is judicially or administratively interpreted or construed as being so in violation, such provision shall be inoperative and the remainder this Agreement shall remain binding upon the parties hereto.

14.5    Notices and Other Communications.

Any notice or other communication required, contemplated or permitted by this Agreement by any party shall be in writing and shall be deemed served (a) when personally delivered, (b) when transmitted via facsimile machine to the party for whom it is intended at the number shown below, (c) on the next business day after delivery to a reputable overnight courier for next business day delivery, or (d) five (5) business days after deposit in the mail, registered or certified mail, return receipt requested, postage prepaid, addressed, in the case of deliveries made pursuant to clause (c) or (d), as follows:

If to Buyer:

RVSI Acquisitions, LLC

P.O. Box 11149

Greenwich, CT 06831

Attention: Mr. Charles Evans

With a copy (which shall not constitute notice) to:

Farrell Fritz, P.C.

One EAB Plaza

Uniondale, New York 11556

Attention: Ted A. Berkowitz, Esq.

If to Seller, to the attention of:

Robotic Vision Systems, Inc.

5 Shawmut Road

Canton, MA 02021

Attn: Mr. Richard Budd

With a copy (which shall not constitute notice) to:

Dreier LLP

499 Park Avenue, 23rd Floor

New York, NY 10022

Attention: Norman Kinel, Esq.

Facsimile number: (212) 328-6101

or to such other address or addresses as any addressee may designate for itself by written notice served in accordance herewith.

14.6    Counterparts.

This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

14.7    Law to Govern; Bankruptcy Court Jurisdiction.

(a) THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

(b) THE PARTIES AGREE THAT THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW HAMPSHIRE SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES AND OTHER MATTERS RELATING TO (i) THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED PURSUANT HERETO; (ii) THE PURCHASED ASSETS AND/OR ASSUMED LIABILITIES AND/OR ASSUMED CONTRACTS; AND (iii) ANY OTHER MATTER IN DISPUTE HEREUNDER. BUYER EXPRESSLY CONSENTS TO AND AGREES NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION. EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL.

14.8    Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party may assign its rights and obligations hereunder without the prior written consent of the other party hereto.

14.9    Interpretation.

The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement. Unless otherwise expressly stated herein, all references herein to Articles, Sections and paragraphs are to Articles, Sections and paragraphs in this Agreement and all references herein to Schedules and Exhibits are to Schedules and Exhibits to this Agreement. The phrase “including” means “including, without limiting the generality of the foregoing.” The parties have each been represented by counsel in connection with the negotiation of this Agreement. The fact that any provision hereof may have been drafted by counsel for a given party shall not be taken into consideration in interpreting such provision.

14.10    Schedules and Exhibits.

The Schedules and Exhibits referred to herein and attached to this Agreement are incorporated herein by such reference as if fully set forth in the text hereof. The inclusion of information in the Schedules hereto shall not be construed as an admission that such information is material to the Purchased Assets or the Business. Terms used in the Schedules and not specifically defined shall have the same meanings as ascribed to them in this Agreement. An item disclosed in a Schedule which is relevant to another Schedule shall be deemed disclosed in such other Schedule, but only if a person reading such Schedule would reasonably conclude that such item is relevant to the other Schedule.

14.11    Modification.

The parties to this Agreement may, by mutual written consent which is, executed by an authorized officer of each of Buyer and Seller, modify or supplement this Agreement in such manner as may be mutually agreed upon by them in writing, provided, however, that no such modification or supplement may be materially adverse to Seller without the prior written consent of the Bankruptcy Court.

14.12    Waiver of Provisions.

The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

14.13    Expenses.

Except as otherwise provided in this Agreement, each party shall bear its own expenses incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, accountants and consultants provided that, if any party breaches this Agreement any non-breaching party shall be entitled to reimbursement from the breaching party of its reasonable attorneys fees incurred in connection with the enforcement of its rights hereunder (whether or not judicial proceedings are instituted).

14.14    Further Assurances.

At any time on or after the Closing, the parties hereto shall each perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transactions contemplated in this Agreement or otherwise carry out the purpose of this Agreement and the Other Documents, provided, however, that the foregoing shall not require Seller to expend any funds.

IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase and Sale Agreement to be executed on its behalf by its officer thereunto duly authorized, all on or as of the day and year first above written.

SELLER: ROBOTIC VISION SYSTEMS INC.

By:
Name: Title:

BUYER:

RVSI ACQUISITIONS, LLC

By:
Name: Title: